                                                                  EXHIBIT K17

                            AMENDMENT TO SCHEDULE A

                     The New America High Income Fund, Inc.
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                     Auction Term Preferred Stock, Series C
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                               (Describe Issue)

     CUSIP NUMBER                 SHARE TOTAL                VALUE ($ AMOUNT)
     ------------                 -----------                ----------------
      641876602                      2,000                      $50,000,000
      641876602                      1,200                      $30,000,000